Exhibit 99.1

Excerpts from the iHeartCommunications, Inc. Confidential Offering Circular, dated December 20, 2016.

Liquidity Update

On November 17, 2016, we incurred $100.0 million of additional borrowings under our receivables based credit facility, bringing our total outstanding borrowings under this facility to $330.0 million. As of November 30, 2016, we also had $40.2 million of letters of credit outstanding under this facility and a borrowing base equal to $483.0 million. As a result, our excess availability under this facility as of November 30, 2016 was equal to $112.8 million. Due to the seasonal variations in our business, we expect our borrowing base and excess availability to decrease in the first quarter of 2017 and we may be required to repay a portion of our outstanding borrowings under this facility at that time.

Based on our current and anticipated levels of operations and conditions in our markets, we believe that cash on hand, cash flow from operations, borrowing capacity under our receivables based credit facility and cash from other liquidity-generating transactions will enable us to meet our working capital, debt service, capital expenditure and other funding requirements for at least the next 12 months. Significant assumptions underlie this belief, including, among other things, the success of this offering, which will reduce our debt repayment obligations in January 2018, and that there will be no material adverse developments in our business, liquidity or capital requirements and that we can continue to implement our long-term business plans, which include promoting spending in our industries and capitalizing on our diverse geographic and product opportunities, including the continued investment in our media and entertainment initiatives and continued deployment of digital displays. In addition, our ability to continue to meet our working capital, debt service, capital expenditure and other funding requirements for the next 12 months depends on our ability to generate additional cash from liquidity-generating transactions, including potential asset sales, asset monetization transactions and debt financing transactions. There is no assurance that any of the liquidity-generating transactions we are currently exploring will close in a timely manner or on terms acceptable to us, or at all. If one or more of these transactions do not occur as expected, it could cause a default under one or more of the agreements governing our indebtedness. In addition to the liquidity-generating transactions described above, we have from time to time been engaged in discussions with some of the holders of our indebtedness regarding proposed modifications to the terms of that indebtedness and other changes to our capital structure, but those discussions have not resulted in any agreements to date. We have considered and will continue to evaluate potential transactions to improve our capital structure and address our liquidity constraints and we have retained advisers to assist with the assessment of these potential transactions. See “—Potential Restructuring of Our Indebtedness.” If our future cash flows from operations, refinancing sources and liquidity-generating transactions are insufficient to service our debt or to fund our other liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell material assets, seek additional capital or be required to file for bankruptcy court protection. We cannot assure you that we would be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all.

We were in compliance with the covenants contained in our material financing agreements as of September 30, 2016, including the maximum consolidated senior secured net debt to Adjusted EBITDA limitation contained in our senior secured credit facilities. However, our future results are subject to significant uncertainty and there can be no assurance that we will be able to maintain compliance with these covenants. These covenants include a requirement in our senior secured credit facilities that we receive an opinion from our auditors in connection with our year-end audit that is not subject to a “going concern” or like qualification or exception. Our ability to comply with these covenants in the future may be affected by events beyond our control, including the success of this offering, the uncertainties described above and prevailing economic, financial and industry conditions. The breach of any covenants set forth in our financing agreements would result in a default thereunder. An event of default would permit the lenders under a defaulted financing agreement to declare all indebtedness thereunder to be immediately due and payable. Moreover, the lenders under the receivables based credit facility under our senior secured credit facilities would have the option to terminate their commitments to make further extensions of credit thereunder. If we are unable to repay our obligations under any secured credit facility, the lenders could proceed against any assets that were pledged to secure such facility. In addition, a default or acceleration under any of our material financing agreements could cause a default under other of our obligations that are subject to cross-default and cross-acceleration provisions. The threshold amount for a cross-default under the senior secured credit facilities and the indentures governing our outstanding bonds is $100.0 million.

Potential Restructuring of Our Indebtedness

We have been reviewing a number of potential alternatives regarding our outstanding indebtedness. These alternatives include refinancings, exchange offers, consent solicitations, the issuance of new indebtedness, amendments to the terms of our existing indebtedness and/or other transactions. We may enter into discussions with holders of our indebtedness with respect to these alternatives. Among these alternatives is a global restructuring that would, on a consensual basis, seek to modify the terms of substantially all of our outstanding indebtedness. We may offer to exchange the indebtedness under our senior secured credit facilities, all of our existing priority guarantee notes (including the new notes offered hereby), any remaining outstanding notes, our legacy notes and/or our senior notes due 2021 for new debt and/or equity securities of our parent and/or subsidiary companies. In conjunction with any such transactions, we may seek consents to amend the documents governing our indebtedness to amend or eliminate certain covenants or collateral provisions.

If we pursue these alternatives, you may be offered the opportunity to exchange any outstanding notes that you do not exchange for new notes, or any new notes you receive in this exchange offer, for new indebtedness that may have different principal amounts, interest rate terms, collateral provisions and/or maturity dates than the outstanding notes and the new notes. You may also be offered the right to receive various equity interests in our parent and/or subsidiary companies. If we are able to consummate these transactions and you do not elect to participate in them with respect to any outstanding notes or new notes you may hold, we may obtain sufficient consents to amend the terms of such notes in a manner that could adversely affect your rights as a holder of such notes.

The principal amounts, interest rates, collateral provisions and other terms of the indebtedness that may be offered to you in exchange for any outstanding notes or new notes you may hold have not been determined and will not be determined until after the closing date of this exchange offer, if ever. Because the terms of any such transactions will be subject to negotiations with the holders of our indebtedness, they may differ materially from those described above and are, to a large extent, outside of our control.

This exchange offer is not conditioned upon the consummation of any other transaction impacting our existing indebtedness. There can be no assurance that we will be able to complete any such transactions, and, as no decision with respect to the terms of any such transactions has been made, we may decide not to pursue any such transactions. If we are unable to complete any such transactions, we may be required to file for bankruptcy court protection.

Although we will continue to have a substantial amount of indebtedness outstanding even if we are able to consummate a restructuring of our indebtedness, we believe that such a restructuring would benefit our stakeholders by significantly improving our capital structure and preventing us from having to file for bankruptcy. A bankruptcy filing could be more costly than a restructuring of our indebtedness and could significantly damage our key assets including our relationships with advertisers, consumers, business partners, suppliers, customers and creditors, and significantly harm our brand.